EXHIBIT 4.2

LEAK OUT AGREEMENT

This LEAK-OUT AGREEMENT (the “Agreement”) is made as of December 1, 2017 (the “Effective Date”) by and between Jacksam Corp. (DBA Convectium), a Delaware corporation, (the “Company”), and the undersigned holder of common stock or debenture or other instrument that converts into common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock, the Company and the undersigned Stockholder intend to enter into this Agreement that provides the circumstances under which the undersigned may sell or otherwise dispose of shares of the Company’s securities; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Twenty-Four Month Leak-Out. The Stockholder, including the Stockholder’s Affiliated Entities (as defined below), hereby agrees that for a period of twenty-four (24) months from the date in the preamble of this Agreement (the “Leak-out Period”), the Stockholder will limit sales based on the formula in Section 2 of this Agreement. As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder and/or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a Leak-Out Agreement regarding the Common Stock with terms substantially identical to this Agreement.

2. Restrictions on Sales; Volume Limitations. Beginning the sooner of: (i) December 1, 2017, or (ii) immediately upon the effectiveness of a registration statement as declared by the U.S. Securities and Exchange Commission, in which shares of the Stockholder’s Common Stock have been registered, iii) Or sales permitted under rule 144, the Stockholder shall have the right to effect weekly open market or private sales of his Common Stock in an aggregate amount equal to:

a) 5% of the daily volume between .01 and .75

b) 10% of the daily volume between .76 and 1.25

c) 15% of the daily volume between 1.26 and 1.75

d) 20% of the daily volume at or above 1.76

i) if during the Leak-Out Period the share price of the Common Stock (‘Share Price”) has fallen more than 10% in a given day, all stock sales shall be halted.

ii) At no point will Stockholder offer more than $5,000 dollars worth of shares at any given time.

iii) At no point will Stockholder sell at the bid.

iv) At no point will Stockholder put a limit order that is less than 10% below the current VWAP.

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Sellable Share amounts are not cumulative. If the Stockholder waives his rights at any time during the Leak-Out Period, pursuant to this Section 2 (“Waivable Period”), the calculated Sellable Share amounts for those Waivable Periods shall not be accrued or added to Sellable Shares amounts in a future period.

The Stockholder also agrees not to loan shares out for the purpose of borrowing them for short sales.

3. Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales or other Transfers are made in compliance with the requirements of this Agreement, Leak-Out Shares sold in the public market shall thereafter NOT be subject to the restrictions on sale or other Transfer contained in this Agreement. Leak-Out Shares sold or otherwise Transferred in private sales or other Transfers pursuant to an Option shall thereafter Not be subject to the restrictions on sale or other Transfer contained in this Agreement.

4. No Short Sales. The Stockholder may not, directly or indirectly, engage in short sales of the Company’s common stock (a “short sale against the box”) during the Leak-Out Period. A short sale, as defined in this Agreement, means any transaction whereby one may benefit from a decline in the price of the Company’s common stock.

5. Attempted Transfers. Any attempted or purported sale or other Transfer of any Leak-Out Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Leak-Out Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

6. Broker and Account Verification. The Stockholder agrees and consents to (i) effect sales of the Leak-Out Shares through a broker approved by the Company’s board of directors, (ii) the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Leak-Out Agreement.

7. Broker Authorization. The Stockholder hereby authorizes any and all brokers, for all accounts holding the Stockholder’s Leak-Out Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Leak-Out Shares and all trading activity in the Leak-Out Shares during the Leak-Out Period.

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8. Waiver of Claims. The Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation of this Agreement.

9. Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

10. Legends on Certificates. All Leak-Out Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Leak-Out Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

11. Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the Courts located Los Angeles, in the State of California, or in the United States District Court located in Los Angeles, California, (ii) waives any objection that if may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the Courts located in the County of Los Angeles, in the State of California, or in the United States District Court located in Los Angeles, California in any such suit, action or proceeding.

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12. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

13. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

14. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

15. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

JACKSAM CORP. DBA CONVECTIUM

By:
Danny Davis
Managing Director

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IN WITNESS WHEREOF, the undersigned Stockholder have caused this Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:

Signature of Authorized Signatory of Stockholder: _____________DATE_________

Name of Authorized Signatory:	____________________________

Title of Authorized Signatory:	____________________________

Telephone Number of Stockholder:	____________________________

Email Address of Stockholder:	__________________________

Facsimile Number of Stockholder:	____________________________

Address for Notice of Stockholder:	____________________________

____________________________

____________________________

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